[LOGO]

                     May 4, 2015

DOMINION MIDSTREAM PARTNERS ANNOUNCES FIRST-QUARTER 2015 EARNINGS

•	Generated $11.9 million distributable cash flow for first-quarter 2015
•	Declared $0.175 per unit quarterly distribution

RICHMOND, Va. – Dominion Midstream Partners (NYSE: DM) reported unaudited net income attributable to DM of $11.8 million, or $0.19 per limited partner unit for the three months ended March 31, 2015.  Adjusted earnings before interest, income taxes, depreciation and amortization (Adjusted EBITDA) was $11.8 million and distributable cash flow was $11.9 million for the quarter.

Dominion Midstream uses adjusted EBITDA and distributable cash flow as the primary performance measurement of its earnings and results for public communications with analysts and investors.  Dominion Midstream also uses adjusted EBITDA and distributable cash flow internally for budgeting, reporting to the Board of Directors and other purposes. Dominion Midstream management believes adjusted EBITDA and distributable cash flow provide a more meaningful representation of the company’s financial performance.

On April 1, the partnership acquired Dominion Carolina Gas Transmission, LLC, from Dominion Resources, Inc. (NYSE: D), for approximately $495 million, subject to working capital adjustments. Dominion Midstream issued approximately $200 million of limited partnership units to Dominion and entered into a two-year note with Dominion for the remaining $295 million in transaction consideration.

QUARTERLY DISTRIBUTION
On April 22, the board of directors declared a quarterly distribution of $0.175 per unit, payable May 15, 2015, to unit holders of record at the close of business on May 5, 2015.

CONFERENCE CALL TODAY
Dominion Midstream will host its first-quarter earnings conference call at 10 a.m. ET on Monday, May 4.  Management will discuss its first-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (877) 410-5657. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, will be available on the company’s investor information page at www.dommidstream.com/investors.

A replay of the conference call will be available beginning about 1 p.m. ET May 4 and lasting until 11 p.m. ET May 11.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-0140.  The PIN for the replay is 55497470.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day May 4.

ABOUT DOMINION MIDSTREAM
Dominion Midstream is a growth-oriented Delaware limited partnership formed by Dominion Resources, Inc., in March 2014 to own, operate, develop and acquire natural gas import, storage, regasification, transportation and related assets. It is headquartered in Richmond, Va. For more information about Dominion Midstream, visit its website at www.dommidstream.com.

#####

CONTACTS:     Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dom.com
                             Financial analysts: Kristy Babcock, (804) 819-2492 or Kristy.R.Babcock@dom.com

Dominion Midstream Partners, LP
Schedule A - Selected Financial Data
(Unaudited)

Presented below are selected amounts related to Dominion Midstream's results of operations:

	Three Months Ended March 31,
	2015	2014
(millions)
Operating revenue	$67.2	$68.9
Purchased gas	3.9	5.3
Net revenue	63.3	63.6
Other operations and maintenance	8.5	10.4
Depreciation and amortization	9.3	7.8
Other taxes	5.1	5.6
Other income	0.1	-
Income tax expense	-	15.2
Net income including noncontrolling interest	$40.5	$24.6
Less: Net income attributable to noncontrolling interest	28.7
Net income attributable to Dominion Midstream	$11.8

EBITDA	$49.8	$47.6
Adjusted EBITDA	$11.8
Distributable cash flow	$11.9

Distributions declared to public common unitholders	$3.5
Distributions declared to Dominion
Common units*	2.1
Subordinated units	5.6
Total distributions declared*	$11.2

Coverage ratio	1.06x

*Distributions declared to common units is based on outstanding units at March 31, 2015, and excludes
$0.9 million of distributions that will be paid on 5,112,139 common units issued to Dominion on April 1, 2015, in connection with the acquisition of DCGT.

Dominion Midstream Partners, LP
Schedule B - Consolidated Statements of Income*
(Unaudited)

	Three Months Ended March 31,
	2015	2014
		(Predecessor)
(millions, except per unit data)
Operating Revenue	$67.2	$68.9
Operating Expenses
Purchased gas	3.9	5.3
Other operations and maintenance	8.5	10.4
Depreciation and amortization	9.3	7.8
Other taxes	5.1	5.6
Total operating expenses	26.8	29.1
Income from operations	40.4	39.8
Other income	0.1	-
Income from operations including noncontrolling interest before income taxes	40.5	39.8
Income tax expense	-	15.2
Net income including noncontrolling interest	$40.5	$24.6
Less: Net income attributable to noncontrolling interest	28.7
Net income attributable to limited partners	$11.8
Net income attributable to partners' ownership interest
Common unitholders' interest in net income	$5.9
Subordinated unitholder's interest in net income	5.9

Net income per unit (basic and diluted)
Common Units	$0.19
Subordinated Units	$0.19

* The notes contained in Dominion Midstream's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

HOW WE EVALUATE OUR OPERATIONS

Distributable cash flow is defined as EBITDA adjusted for known timing differences between cash and income, less maintenance capital expenditures, plus cash attributable to the noncontrolling interest used to fund maintenance capital expenditures, and less cash attributable to the noncontrolling interest in Cove Point held by Dominion subsequent to the initial public offering. During the first quarter of 2015, all of the remaining net proceeds from the initial public offering were used to fund capital expenditures.  As a result, the reconciliation of distributable cash flow no longer includes adjustments for expansion capital expenditures or the use of net proceeds from the initial public offering.

Dominion Midstream Partners, LP
Schedule C - Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure for each period.
The Adjusted EBITDA measure is not applicable to the three months period ended March 31, 2014.

	Three Months Ended March 31,
	2015	2014
(millions)
Net income including noncontrolling interest	$40.5	$24.6
Add:
Depreciation and amortization	9.3	7.8
Income tax expense	-	15.2
EBITDA	$49.8	$47.6
EBITDA attributable to noncontrolling interest	38.0
Adjusted EBITDA	$11.8

Dominion Midstream Partners, LP
Schedule D - Reconciliation of Distributable Cash Flow to Net Cash from Operating Activities*
(Unaudited)

The following table presents a reconciliation of distributable cash flow to the most directly comparable GAAP financial measure for the three month period ended March 31, 2015. The distributable cash flow measure is not applicable to the three months period ended March 31, 2014.

Three Months Ended March 31, 2015

(millions)
Net cash provided by operating activities	$46.3
Add:
Changes in working capital	3.5
EBITDA	49.8
Adjustments to cash:
Plus: Other taxes	3.7
Less: Renegotiated contract payments	(3.2)
Less: Maintenance capital expenditures	(4.7)
Plus: Cash attributable to noncontrolling interest used to fund maintenance capital	4.7
expenditures
Plus: Non-cash director compensation	0.1
Cash available to Dominion Midstream and noncontrolling interest	50.4
Cash attributable to noncontrolling interest	38.5
Distributable cash flow	$11.9

* The notes contained in Dominion Midstream's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.